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                                                                     EXHIBIT 9.1
                                   ASSIGNMENT



         The undersigned, HEALTH PLANS CAPITAL SERVICES CORP., a Delaware corporation (hereinafter referred to as "HEALTH PLANS"), which has its principal place of business located at 225 North Michigan Avenue, Chicago, Illinois 60601, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, does hereby assign, transfer and set over unto BCS FINANCIAL SERVICES CORPORATION, a Delaware corporation (hereinafter referred to as "BCSF"), effective as of April 1, 1999, all of the right, title and interest of HEALTH PLANS in and to that certain Administration Agreement dated the 28th day of February, 1987, with respect to Plan Investment Fund, Inc. (hereinafter referred to as the "PIF Administration Agreement") (a copy of said Administration Agreement being attached hereto as Exhibit A).

         BCSF acknowledges and agrees, by its acceptance and approval of this Assignment, that BCSF will assume and perform all of the unfulfilled or unperformed obligations of HEALTH PLANS with respect to the PIF Administration Agreement.

         This Assignment, including the Acceptance and Approval and the Consent and Approval, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, HEALTH PLANS CAPITAL SERVICES CORP. has executed this Assignment this 12th day of April, 1999.

                                            HEALTH PLANS CAPITAL SERVICES CORP.


                                            By: /s/ Philip A. Goss
                                                ________________________________


                                 ACKNOWLEDGMENTS

STATE OF ILLINOIS   )
                         :ss.
COUNTY OF COOK      )

         On this 12th day of April, 1999, before me, a notary public within and for said county and state, appeared PHILIP A. GOSS, personally known to me to be the President of HEALTH PLANS CAPITAL SERVICES CORP., the corporation described herein, who executed the foregoing instrument, and acknowledged that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation.

                                                /s/ Marcia Jawor
                                                _______________________________
                                                    Notary Public
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                             ACCEPTANCE AND APPROVAL

         BCS FINANCIAL SERVICES CORPORATION does hereby accept, and approve all aspects of, this Assignment this 12th day of April, 1999.

                                            BCS FINANCIAL SERVICES CORPORATION

                                            By: /s/ Edward J. Baran
                                                ________________________________
                                                    Edward J. Baran



                                 ACKNOWLEDGMENTS

STATE OF ILLINOIS   )
                         :ss.
COUNTY OF COOK      )

         On this 12th day of April, 1999, before me, a notary public within and for said county and state, appeared Edward J. Baran personally known to me to be the President and CEO of BCS FINANCIAL SERVICES CORPORATION, the corporation described herein, who executed the foregoing instrument, and acknowledged that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation.


                                                /s/ Marcia Jawor
                                                ________________________________
                                                    Notary Public








10018324.1

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                              CONSENT AND APPROVAL

         PLAN INVESTMENT FUND, INC. does hereby consent to, and approve all aspects of, this Assignment this 12th day of April, 1999.

                                            PLAN INVESTMENT FUND, INC

                                            By: /s/ Philip A. Goss





                                 ACKNOWLEDGMENTS

STATE OF ILLINOIS   )
                         :ss.
COUNTY OF COOK      )

         On this 12th day of April, 1999, before me, a notary public within and for said county and state, appeared Philip A. Goss personally known to me to be the President and CEO of PLAN INVESTMENT FUND, INC., the corporation described herein, who executed the foregoing instrument, and acknowledged that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation.


                                                /s/ Marcia Jawor
                                                ________________________________
                                                    Notary Public


10018324.1